UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

BPO MANAGEMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28560	22-2356861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 N. HANCOCK, SUITE 202, ANAHEIM, CALIFORNIA 92807
(Address of principal executive offices) (Zip Code)

(714) 638-4878
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2007, BPO Management Services, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”).with Donald W. Rutherford, to become its Chief Financial Officer, effective as of January 29, 2007. Mr. Rutherford is a limited partner with Tatum LLC (“Tatum”) in Orange County, California, which he joined in January 2000. Tatum LLC provides supplemental, interim, project, or employed executives for clients that range from emerging growth to large multinational public companies. Pursuant to such employment, Mr. Rutherford has been contracted out as an executive officer for various corporations. He has been the Chief Financial Officer of Grant Life Sciences, Inc., a California-based corporation that is in the medical screening test business, since April 2005. Since January 2004, he has been a board member and chairman of the audit committee of Performance Capital Management LLC, a public financial services company. Mr. Rutherford has previously served as Chief Financial Officer of Lifepoint, Inc. from March 2003 to March 2004, and as Chief Financial Officer of Aspeon, Inc. from October 2000 to March 2003. Mr. Rutherford started his career with Coopers and Lybrand in its Toronto audit practice and is a Chartered Accountant. He also holds a BASc in Industrial Engineering from the University of Toronto.

Mr. Rutherford’s annual salary is $104,167 and he will devote approximately 50% of his time to the business and affairs of the Company. Effective on June 1, 2007, or sooner if required by the Company, Mr. Rutherford’s salary is to increase to $166,667 and he will then devote all of his time to the business and affairs of the Company. Mr. Rutherford is also entitled to receive an annual cash bonus in an amount to be determined by the Company within 30 days of February 28, 2007. Additionally, the Company granted to Mr. Rutherford options for the purchase of 400,000 shares of its common stock under the Company’s 2003 Stock Option Plan. The options shall vest ratably every six months during the four years following their grant.

If the Employment Agreement is terminated by the Company for cause, Mr. Rutherford shall not receive any severance. Otherwise, if the Company terminates the Employment Agreement during the initial 90 days for any other reason or for no reason, Mr. Rutherford shall be entitled to receive a severance payment equal to two month's salary; thereafter, Mr. Rutherford shall be entitled to receive a severance payment equal to three months' salary. In addition, commencing after such 90-day period, for each period of six months' of employment, Mr. Rutherford shall be entitled to receive an additional month's salary, to a maximum of six months. Lastly, upon a termination by the Company for any reason other than for cause or for no reason or without providing Mr. Rutherford with required notice, or for a termination by Mr. Rutherford for cause, Mr. Rutherford shall be entitled to receive the payments disclosed above, plus all cash bonuses, equity, and other compensation covered by the Employment Agreement will vest immediately and become payable upon the date of termination.

During the term of the Employment Agreement, Mr. Rutherford is expected to remain a partner with Tatum. In connection with such employment of Mr. Rutherford, the Company entered into an agreement (the “Tatum Agreement”) with Tatum, whereby Tatum is to provide certain resources to the Company, and, in addition to the compensation to be paid to Mr. Rutherford under the Employment Agreement, the Company is to pay to Tatum a fee equal to 20% of Mr. Rutherford’s salary during the term of the Employment Agreement. Further, the Company will tender directly to Tatum 20% of any cash bonuses otherwise payable to Mr. Rutherford during the term of the Tatum Agreement. The Company has acknowledged to Tatum that Mr. Rutherford is obligated to share with Tatum 20% of any cash proceeds realized by Mr. Rutherford from any equity bonus that the Company may grant to him. The Tatum Agreement will terminate upon the earlier of Mr. Rutherford ceasing to be an employee of the Company or a partner of Tatum.

ITEM 4.01. Changes in Registrants’ Certifying Accountant.

On January 25, 2007, the Audit Committee of the Company’s Board of Directors approved the confirmation of Kelly & Company, to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006. Kelly & Company served as the independent registered public accounting firm of the Company’s predecessor, BPO Management Services, Inc., a privately held corporation (“BPO Private”), prior to its merger with and into the Company, then known as netGuru, Inc., on December 15, 2006.

Effective as of January 25, 2007, Haskell & White LLP (“H&W”), the independent registered public accounting firm for the Company for the fiscal years ended March 31, 2006 and March 31, 2005, resigned as the independent registered public accounting firm. The audit reports of H&W on our consolidated financial statements for the fiscal years ended March 31, 2006 and March 31, 2005 did not contain an adverse opinion and were not qualified as to audit scope or procedure, or accounting principles. The audit report on the March 31, 2006 consolidated financial statements included an explanatory paragraph which expressed substantial doubt about the ability of netGuru, Inc. to continue as a going concern.

During each of the fiscal years ended March 31, 2006 and March 31, 2005 and the subsequent period through January 25, 2007: (i) there were no disagreements between the predecessor company and H&W on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement in connection with its reports on the consolidated financial statements for such years; and (ii) there were no “reportable events” (as defined in Item 304(b) of Regulation S-B).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of January 26, 2007, Bruce Nelson, the Company’s Chief Financial Officer resigned. On January 26, 2007, Donald Rutherford was appointed as the Company’s Chief Financial Officer, effective as of January 29, 2007.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Haskell & White LLP dated January 30, 2007
99.1	Press Release dated January 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007	BPO MANAGEMENT SERVICES, INC.

	By:	/s/ James Cortens
James Cortens
President